UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 11, 2006

EZENIA! INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-25882	04-3114212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Celina Drive, Suite 17-18, Nashua, NH             03063

(Address of Principal Executive Offices)                            (Zip Code)

Registrant’s telephone number, including area code  (781) 505-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 11, 2006, the Board of Directors of Ezenia! Inc. (the “Company”) appointed Roger N. Tuttle to serve as Chief Financial Officer of the Company.

Mr. Tuttle, 58, brings more than 30 years of broad experience in finance, investor relations, treasury, administration, management information systems (MIS), general and global management skills to the company. Since 2003, Mr. Tuttle has been an entrepreneurial small-business owner and financial consultant. Prior to that,  Mr. Tuttle served as Chief Financial Officer of Zydacron, Inc., from 1999 to 2003. Mr. Tuttle has been involved in filings of initial public offerings (IPOs) and more than ten mergers and acquisitions. During the course of his career, Mr. Tuttle developed infrastructure to support a 40% annualized revenue growth, established and consolidated foreign sales and service organizations, evaluated and audited offshore facilities, and restructured organizations to achieve profitability. His diverse experience spans small companies such as Zydacron, Inc., RAScom, Inc., Voicetek Corporation, Proconics International and Aerodyne Products Corp., as well as large companies including Gould, Inc., Bell&Howell, and Raytheon.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1                           Ezenia! Inc. Press Release, dated April 11, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZENIA! INC.

Dated:	April 11, 2006	By:	/s/ Khoa D. Nguyen

Khoa D. Nguyen

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Ezenia! Inc. Press Release, dated April 11, 2006.